UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 14, 2006

Inhibitex, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-50772	74-2708737

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employee Identification No.)

9005 Westside Parkway, Alpharetta, GA	30004

(Address of Principal Executive Offices)	(Zip Code)
(678) 746-1100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On February 9, 2006 the board of directors of Inhibitex, Inc. approved an amendment to the Company’s Amended and Restated 2004 Stock Option Plan (the “Plan”) to the effect that terms expressly set forth in an Award Agreement can provide exceptions to the Plan with respect to the treatment of outstanding stock options upon the termination of service by a non-employee director. In no event may a non-employee director exercise the option beyond its original term. A form of the revised Plan is included herein as Exhibit 99.1.
On February 9, 2006 the compensation committee of the board of directors of Inhibitex, Inc. also approved amendments to Non-Employee Directors Stock Option Agreements and Employee Stock Option Agreements with respect to the treatment of outstanding stock options upon the termination of service by a non-employee director and the termination of employment by an employee due to death, disability, or retirement. Forms of the revised option agreements are included herein as Exhibits 99.2 and 99.3.

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description of Exhibits
99.1	Amended and Restated 2004 Stock Incentive Plan dated as February 9, 2006.
99.2	Non-Employee Directors Stock Option Agreement dated as February 9, 2006
99.3	Employee Stock Option Agreement dated as February 9, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc. (Registrant)
Date: February 14, 2006	By:	/s/ Russell H. Plumb
Russell H. Plumb,
Vice President/Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Amended and Restated 2004 Stock Incentive Plan dated as February 9, 2006.
99.2	Non-Employee Directors Stock Option Agreement dated as February 9, 2006
99.3	Employee Stock Option Agreement dated as February 9, 2006.